Exhibit 3.3

Delaware

The first State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “EVEREST ACQUISITION FINANCE INC. “ AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-THIRD DAY OF MARCH, A.D. 2012, AT 5:34 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “EVEREST ACQUISITION FINANCE INC.”.

	/s/ Jeffrey W. Bullock
	Jeffrey W. Bullock, Secretary of State
5129542 8100H 120919702 You may verify this certificate online at corp.delaware.gov/authver.shtml	AUTHENTICATION:	9768605
	DATE:	08-09-12

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:34 PM 03/23/2012
FILED 05:34 PM 03/23/2012
SRV 120350668 - 5129542 FILE

CERTIFICATE OF INCORPORATION

OF

EVEREST ACQUISITION FINANCE INC.

FIRST: The name of this corporation shall be Everest Acquisition Finance Inc.

SECOND: Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware, 19808, and the name of its registered agent at such address is the Corporation Service Company.

THIRD: The purpose or purposes of the corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which this corporation is authorized to issue is 1,000, all of which are without par value. All such shares are of one class and are shares of Common Stock.

FIFTH: The name and mailing address of the incorporator are as follows:

Name	Mailing Address
Jaime A. Madell	Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019-6064

SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the bylaws.

SEVENTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of §102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed, signed and acknowledged this Certificate of Incorporation this 23rd day of March, 2012.

/s/ Jaime A. Madell
Jaime A. Madell
Incorporator

Signature Page to Everest Acquisition Finance Inc. Certificate of Incorporation